EXHIBIT 10.16

                        FOOD SERVICES AGREEMENT

     This FOOD SERVICES AGREEMENT is made as of the 20th day of August, 1999, by and between THE STANLEY WORKS, a Connecticut corporation having its principal place of business at 1000 Stanley Drive, New Britain, Connecticut (hereinafter referred to as "Stanley") and HOST AMERICA CORPORATION, a Delaware corporation having its principal place of business at Two Broadway, Hamden, Connecticut (hereinafter referred to as "Host").

                          W I T N E S S E T H:

     WHEREAS, on or about April 14, 1999, Stanley issued a Request for Proposal (the "RFP") seeking competitive proposals for the management and provision of certain food service and food vending operations at certain of Stanley's office and manufacturing facilities located in New Britain and Farmington, Connecticut and in East Greenwich, Rhode Island;

     WHEREAS, Host is engaged in the food services management and provision business and, on May 14, 1999, responded to the RFP (the "Host Proposal"); and

     WHEREAS, in reliance upon the representations made in the Host Proposal, Stanley desires to engage Host to manage and provide various food services and food vending operations at certain of Stanley's facilities in accordance with the terms and provisions hereof.

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto hereby agree as follows:

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     SECTION 1.  CAFETERIA SERVICES.
     ----------  -------------------

     1.1  GENERAL.
          -------

     During the term hereof and for the purposes provided herein, Host shall manage and operate (at its sole cost and expense) each of Stanley's full-service employee cafeterias designated as "Cafeteria Services Locations" in EXHIBIT A attached hereto and made a part hereof. In connection therewith, Host shall provide all food (to be prepared fresh daily), beverages, personnel, and supplies necessary to prepare and serve a variety of hot and cold food and beverages for retail sale to Stanley employees, and Host shall maintain the cleanliness of each such Cafeteria Services Location (including washing on a regular basis all silverware, dishes, and food handling and cooking equipment), as more specifically set forth in this Section 1, and Section 8, 9 and 10 of this Agreement (the "Cafeteria Services"). All locations identified in EXHIBIT A including, without limitation, the Cafeteria Services Locations, are subject to change or termination, in Stanley's sole discretion. Stanley shall endeavor to give Host prompt notice of any such change or termination, but any such change or termination shall not affect the payment terms hereof.

     1.2  HOURS OF OPERATION.
          ------------------

     Host shall operate each Cafeteria Services Location in a professional and first-class manner so as to provide food and beverages for retail sale, on a cash or authorized charge basis, to Stanley employees, guests, and invitees for the meals and during the hours and on the days set forth in EXHIBIT B attached hereto and made a part hereof. With respect to authorized charges, Stanley shall provide Host with a list containing the names of those individuals who are authorized, with respect to each Cafeteria Services Location, to purchase items by means of a charge. Stanley shall thereafter reimburse Host, on a monthly basis, for all such charges by authorized persons. In no event

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however, shall Stanley be required to reimburse Host for any charges made by any person not so authorized. Host shall take any and all steps necessary to ensure that there is a sufficient quantity and variety of food and beverages, which shall be freshly prepared by Host on a daily basis at the Cafeteria Services Locations, available to adequately service the needs of the population designated for each Cafeteria Services Location described in EXHIBIT B.

     1.3  MENUS.
          -----

     Host shall be responsible for continuously developing menus for the Cafeteria Services Locations that provide a variety of high quality and nutritious hot and cold foods and beverages that are acceptable to Stanley. Such menus should, at a minimum, (i) be innovative, emphasizing variety, nutrition, and quality; (ii) meet the needs of a broad cross-section of Stanley employees; (iii) be responsive to changing meal trends and portion preferences; and (iv) be developed bearing anticipated staffing levels and existing food preparation equipment in mind, unless Host plans to supply such additional equipment as may be necessary. Host shall initially establish a two week menu cycle and shall thereafter change that cycle on a regular basis with such frequency as Stanley shall request. Prior to implementing any new menu, Host shall submit such menu to Stanley for Stanley's approval. Host shall provide daily as standard menu items in the Cafeteria Services Locations the following standard food choices: deli sandwiches, soups, fresh fruit, a variety of salads, and grill items such as hamburgers, hot dogs, and grilled cheese. Host shall post all menus in a conspicuous location at each Cafeteria Services Location and at any and all other locations as Stanley may designate from time to time at least one
(1) week prior to the effective date of any menu.

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     Subject to Stanley's prior written approval, Host shall be responsible for establishing, reviewing, and controlling the pricing and portion sizes of all food, beverage, and snack items available at the Cafeteria Services Locations. Such pricing and portions shall be designated to provide maximum value to the customers of the Cafeteria Services Locations. All such prices shall be exclusive of any and all sales, use, value-added or similar taxes. Any and all such taxes, however, shall be collected by Host at the time of sale. During the first year of this Agreement, the prices and portion sizes of food, beverages, and snack items shall be those set forth in EXHIBIT C attached hereto and made a part hereof. Host must submit any request for a price increase, along with written documentation containing a market-driven justification for such request, to Stanley for Stanley's written approval at least two (2) months prior to implementing any such price increase. Stanley agrees that such approval shall not be unreasonably withheld. In no event, however, shall Host be entitled to any price increase during the first year of this Agreement. If, at any time, a menu shall contain an item not currently shown in EXHIBIT C, Host shall provide Stanley with a pricing and portion guide in connection with such item, and Stanley shall give its prior written approval of such item, along with its pricing and portion, before such item is included in a menu.

     1.4  INVENTORIES AND SUPPLIES.
          ------------------------

     Host shall purchase for its own account all food, beverages, cooking supplies, condiments, cleaning supplies, paper supplies, disposable ware, and all other materials necessary to provide the Cafeteria Services in the Cafeteria Services Locations. In no event shall Stanley be responsible for the procurement or for the cost of any such items. For all such purchases, in order to provide Cafeteria Services at the lowest possible costs, Host shall engage in competitive specification purchasing. However, Host may procure food or supplies from a facility operated by Host or an

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affiliate of Host, provided that such food or supplies are acceptable to
Stanley with respect to competitive price and quality specifications. All inventories of food and supplies purchased by Host shall remain the sole and exclusive property of Host.

     Host shall comply in all respects with those minimum specifications concerning food quality as are set forth in EXHIBIT D attached hereto and made a part hereof.

     1.5  STAFFING AND ON-SITE MANAGEMENT.
          -------------------------------

     Host shall, at all times, provide adequate levels of qualified personnel necessary to manage and operate each Cafeteria Services Location so as to provide in a clean, desirable, efficient, prompt and courteous manner the Cafeteria Services on such days at such times and to such population as are set forth on EXHIBIT B for each Cafeteria Services Location. Staffing levels shall, at all times, be maintained at a level satisfactory to Stanley. At a minimum, such staffing levels shall be maintained in conformity with those set forth in EXHIBIT E attached hereto and made a part hereof unless Stanley shall have given its prior written approval to deviate from any such level. Host shall employ at least one full time on-site unit manager for each Cafeteria Services Location, who shall have a minimum of two (2) years of consecutive employment in operations with Host and one (1) year of comparable supervisory or management responsibility. Each such manager shall have sufficient education and/or experience in food service, with emphasis on food production and merchandising techniques to enable Host to provide the Cafeteria Services in a manner acceptable to Stanley. Stanley shall have the right (but not the obligation) to interview and approve any and all such management personnel whom Host intends to employ at Cafeteria Services Locations prior to their assignment to such Cafeteria Services Locations. (Host acknowledges and agrees, however, that any such Stanley approval shall not constitute an endorsement of such personnel as to suitability for

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employment, competence, qualifications, etc. all of which shall be the sole obligation of Host to determine.) Host shall communicate to Stanley all changes of management employees before such changes are made.

     1.6  MYRTLE STREET.
          -------------

     In connection with the design, development and construction of a cafeteria for Stanley's facility at 480 Myrtle Street, Host shall provide the following assistance and services, at no additional cost to Stanley:

     * prepare and present to Stanley a conceptual drawing of the food servery, including counter layout, equipment layout and equipment identification list;

     * provide value engineering assistance to the architect and food service engineer;

     * recommend equipment suppliers and assist in evaluating equipment bids, cut sheets and specification;

     * work with the architect and food service engineer to reduce the construction and fit-up budget for the cafeteria.

Stanley shall have no obligation to follow any advice or recommendations of Host made pursuant to any of the above.

     SECTION 2.  CATERING SERVICES.
     ----------  ------------------

     2.1  GENERAL.
          --------

     During the term hereof, Host shall provide (at its sole cost and expense) all food, beverages, dishes, glasses, tableware, personnel and supplies necessary to provide, from time to time, at the request of Stanley, Catering Services (as hereinafter defined). "Catering Services" shall include, at each of the Stanley facilities designated as "Catering Services Locations" in EXHIBIT A, the full-

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service on-site preparation, delivery, presentation, serving and clean-up on freshly prepared hot and cold food and beverages and maintenance of the cleanliness of the facility, as more specifically set forth in this Section 2 and Sections 8, 9 and 10 of this Agreement. Catering Services shall also include the delivery and serving of food and beverages prepared at the Catering Services Locations to such other of Stanley's facilities as Stanley shall request from time to time.

     2.2  MENUS.
          ------

     Host shall be responsible for designing and regularly updating menus for Catering Services that provide a variety of high quality and nutritious hot and cold foods and beverages ranging from coffee breaks to formal receptions and that shall be at all times acceptable to Stanley. At a minimum, Host shall design a range of menus that (i) are innovative, emphasizing variety, nutrition and quality; (ii) are responsive to changing meal trends and portion preferences; and (iii) are developed bearing the anticipated staffing levels and existing equipment in mind, unless Host plans to supply such additional equipment as may be necessary.

     2.3  CATERING ORDERS.
          ---------------

     Host shall prepare and serve such catering orders from time to time as Stanley shall place through authorized personnel. Stanley shall provide Host from time to time with the names of all persons who are authorized to place such catering orders. Stanley shall endeavor to place catering orders at least forty-eight (48) hours prior to the time such orders are to be ready to serve, but in no event shall Stanley be required to give such notice.

     2.4  INVENTORIES AND SUPPLIES.
          ------------------------

     Host shall purchase for its own account all food, beverages, cooking supplies, condiments, cleaning supplies, paper supplies, disposable ware, and all other materials necessary to provide the

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Catering Services in the Catering Services Locations.  In no event shall
Stanley be responsible for the procurement or for the cost of any such items. For all such purchases, in order to provide Catering Services at the lowest possible costs, Host shall engage in competitive specification purchasing. However, Host may procure food or supplies from a facility operated by Host or an affiliate of Host, provided that such food or supplies are acceptable to Stanley with respect to competitive price and quality specifications. All inventories of food and supplies purchased by Host shall remain the sole and exclusive property of Host.

     Host shall comply in all respects with those minimum specifications concerning food quality as are set forth in EXHIBIT D.

     2.5  STAFFING AND ON-SITE MANAGEMENT.
          -------------------------------

     Host shall, at all times, provide adequate levels of qualified personnel necessary to manage and operate each Catering Services Location so as to provide in a clean, desirable, efficient, prompt and courteous manner the Catering Services. Host shall employ at lease one full time on-site chef/unit manager and one assistant for each Catering Services Location, which chef/manager shall have a minimum of two (2) years of consecutive employment in operations with Host and one (1) year of comparable supervisory or management responsibility. Each such chef/manager shall have sufficient education and/or experience in food service, with emphasis on food production, merchandising techniques, and catering to enable Host to provide the Catering Services in a manner acceptable to Stanley. Stanley shall have the right (but not the obligation) to interview and approve any and all such management personnel whom Host intends to employ at Catering Services Locations prior to their assignment to such Catering Services Locations. (Host acknowledges and agrees, however, that any such Stanley approval shall not constitute an endorsement of such

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personnel as to suitability for employment, competence, qualifications, etc. all of which shall be the sole obligation of Host to determine.) Host shall communicate to Stanley all changes of management employees before such changes are made.

     2.6  NON-EXCLUSIVE RIGHT.
          --------------------

     Host acknowledges that, although Stanley will provide Host with the opportunity to submit a proposal to provide Catering Services for all Stanley special functions, Stanley reserves the right to request competitive proposals from and, in the sole and absolute discretion of Stanley, to utilize the services of third parties for special functions.

     SECTION 3.  COFFEE SNACK CART SERVICES.
     ----------  ---------------------------

     3.1  GENERAL.
          --------

     With respect to the Stanley facility designated as the "Coffee Snack Cart Services Location" in EXHIBIT A, and to such other locations as Stanley and Host shall mutually agree, Host shall during the term hereof provide those products and services as are more specifically set forth below (the "Coffee Snack Cart Services"). (Cafeteria Services, Catering Services, and Coffee Snack Cart Services are hereinafter collectively referred to as "Dining Services.")

     3.2 Host agrees to provide a fully equipped and stocked coffee and snack cart to the Coffee Snack Cart Services Location two times a day for the retail sale of beverages and food items to Stanley employees, guests, and invitees. The beverages and food items shall be selected by Host, subject to Stanley's approval, from those set forth in EXHIBIT C. The prices and portions of such items shall, during the first year of this Agreement, be consistent with those set forth on EXHIBIT C. Host shall submit any request for a price increase, along with written documentation containing a market-driven justification for such request, to Stanley for Stanley's written approval at least two

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(2) months prior to implementing any such price increase.  Stanley agrees that such approval shall not be unreasonably withheld. In no event, however, shall Host be entitled to any price increase during the first year of this Agreement.

     Host shall deliver the stocked cart to such location(s) at the Coffee Snack Cart Services Location and at such times and on such days as Stanley, in its sole discretion, shall designate from time to time.

     SECTION 4.  OFFICE COFFEE SERVICES.
     ----------  -----------------------

     4.1  GENERAL.
          --------

     With respect to each of Stanley's facilities designated as "Office
Coffee Services Locations" in EXHIBIT A, Host shall, during the term hereof, install, service, and maintain equipment to prepare coffee, tea, and cocoa and shall provide, on a continuous basis upon the written request of Stanley, those supplies incident to the preparation and consumption of such beverages that are set forth in EXHIBIT F attached hereto and made a part hereof (the "Office Coffee Services"). For each Office Coffee Services Location, such equipment, which will be owned by Host, will be installed at and supplies shall be provided to and maintained in appropriate quantities at all times at each and every station identified in EXHIBIT A, Section B. Stanley reserves the right to increase or decrease the number of stations or to change the locations of such stations during the term of this Agreement.

     4.2  PLACEMENT OF ORDERS; PAYMENT.
          ----------------------------

     Stanley shall, from time to time, place written orders with Host for the purchase of all the supplies incident to the Office Coffee Services. Stanley shall supply Host from time to time with a list of all persons who shall be authorized to place such orders. Host shall, on the business day following the receipt of any such order, deliver such order to the station at the Office Coffee

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Services Location designated on such order.  Host shall invoice Stanley on a monthly basis at the prices shown on EXHIBIT F for all supplies delivered. Stanley shall pay invoiced amounts within 45 days of receipt of invoice. If Stanley pays within 20 days of receipt of invoice, Stanley shall be entitled to deduct 2% from the amount of the payment. There shall be no penalty for late payments.

     Host may increase prices on any Office Coffee Services item only with Stanley's prior written approval. Any request for a price increase must be accompanied by written documentation containing a market-driven justification for such a request. Stanley agrees that approval of such a request shall not be unreasonably withheld. In no event, however, shall Host be entitled to any price increase during the first year of this Agreement.

     SECTION 5.  COMPENSATION FOR DINING SERVICES.
     ----------  --------------------------------

     5.1  CALCULATION OF FEE.
          -------------------

     As compensation for its provision of Dining Services hereunder, Host shall be entitled to retain all receipts from sales associated with its provision of Dining Services hereunder. (In connection therewith, Host shall remit to the applicable taxing authority all sales, use, value-added, and similar taxes due with respect to such sales.) In addition, under certain circumstances as described below, Stanley shall compensate Host for the provision of Dining Services on a fee basis. Stanley shall pay Host a fee each month equal to three and one half percent (3.5%) of Net Sales (which term shall be defined as the gross sales associated with Dining Services less the associated sales, use, or similar tax) (the "Management Fee"). In addition, in the event that monthly Authorized Operating Expenses (as such term is detailed in EXHIBIT G attached hereto and made a part hereof, which term shall include the Management Fee, and shall also include General and Administrative Expenses which shall be fixed at 2.5% of Net Sales) exceed Net Sales, Stanley shall

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pay to Host an amount equal to the negative difference between Authorized
Operating Expenses and Net Sales (the "Shortfall Payment").
Notwithstanding the foregoing, however, in no event shall the General and Administrative Expenses plus the Management Fee exceed $62,007.00 for the first year of this Agreement (the "Fee Cap"). Host and Stanley shall in good faith enter into discussions each year during the term of this Agreement in an effort to determine a mutually satisfactory Fee Cap that shall be applicable to the following year. If the parties cannot agree in good faith, the Fee Cap from the previous year shall apply. Stanley shall pay appropriately documented invoiced amounts within 45 days of receipt of invoice. There shall be no penalty for late payments. Stanley shall have the right, at its sole option, to deduct the amount of the Stanley Vending Payments (as defined in Section 6.7 below) from the Shortfall Payment and to make a single, net payment to a Host. Furthermore, in the event that the amount of the Shortfall Payment exceeds the Stanley Vending Payments in any month, the Shortfall Payment shall be reduced by one-half of such excess, provided, however, that such reductions shall not exceed $24,842.70 in the aggregate in the first year of the term hereof. Such amounts shall be reconciled and the reductions applied on a quarterly basis.

     Host agrees that if, in any year of operation during the term of this Agreement, Host generates an Operating Profit (which term shall be defined as the positive difference between Net Sales for Dining Services and Authorized Operating Expenses) on Dining Services, Host shall remit to Stanley a sum equal to one half (1/2) of such Operating Profit. Host shall remit such payment within twenty (20) calendar days following the twelfth
(12th) month of such period or fifteen (15) business days following the twelfth (12th) month of such period, whichever is earlier.

     In addition to the foregoing, Stanley agrees to reimburse Host for pre-opening expenses incurred by Host in connection with the preparation by Host for the provision of food services

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hereunder, as identified in EXHIBIT K attached hereto and made a part hereof, from the date of this Agreement until Host commences providing services hereunder. Host shall submit invoices for such pre-opening expenses to Stanley, as well as such other supporting documentation as Stanley shall request. Notwithstanding the foregoing, however, Stanley shall not be required to reimburse Host for pre-opening expenses in an aggregate amount in excess of $10,000.00.

     Prior to the commencement of each operating year, Host shall prepare and submit to Stanley a pro forma for each location at which services are being rendered hereunder, together with a "combined operating pro forma" in substantially the same format as those prepared in connection with the Host Proposal (the "Pro Formas"). Upon Stanley's review and approval of such Pro Formas, such Pro Formas shall constitute the approved operating budget for the applicable year, subject to the terms and conditions hereof. The parties acknowledge and agree that the Pro Formas attached hereto as EXHIBIT L shall constitute the approved operating budget for the operating year commencing as of the date hereof. Immediately following the close of each operating quarter, Host shall prepare and submit to Stanley a statement of actual operating expenses, profit and losses, together with an updated forecast for the remainder of the operating year. In the event that any such forecast shows operating expenses exceeding those shown in the applicable Pro Forma by $50,000.00 or more, such increase must be authorized by Stanley in advance of such expenses being incurred or Stanley shall not be responsible to pay for such additional operating expenses.

     SECTION 6.  VENDING SERVICES.
     ----------  -----------------

     6.1  GENERAL.
          --------

     With respect to each of Stanley's facilities designated as "Vending Services Locations" in EXHIBIT A attached hereto and made a part hereof, and such other locations in Stanley's facilities as

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Stanley and Host may mutually agree, Host shall provide (at its sole cost and expense) during the term hereof Vending Services, which shall include the installation, stocking and restocking, servicing, and maintenance of cash vending machines dispensing certain cold food and hot and cold beverages, and the installation, servicing and maintenance of microwave ovens. The number and type of vending machines and the number of microwave ovens that Host shall install and maintain at each Vending Services Location is set forth in EXHIBIT H attached hereto and made a part hereof. Host acknowledges and agrees that it will be necessary, at the times and to the extent designated by Stanley in its sole discretion, to reduce the number of vending machines at the Stanley Hardware Vending Services Location (as described in EXHIBIT A) as a consequence of the planned reduction in the number of employees at that site.

     6.2  EQUIPMENT.
          ----------

     All vending machines, except for those supplied by the distributors of certain beverages, the number and locations of which machines shall be provided to Host by Stanley, and all microwave ovens shall be owned and supplied by Host, and shall be installed in the specific locations at each Vending Services Location as Stanley shall designate in its sole discretion. All vending machines installed by Host at the Vending Services Locations shall be new or newly refurbished, of the latest production model and design, and contain solid state controls. Host shall ensure that non-resettable meters and dollar bill changers shall be installed on all vending machines. Mars changers will be the coin mechanism on all vending machines. All vending machines shall be seventy-two (72) inches in height. All vending machines in a bank of machines (a bank of machines shall mean two or more machines in one location) shall have similar fronts and shall be securely bolted to adjacent

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vending machine(s).  Microwave ovens shall be of a make and model satisfactory to Stanley in its sole discretion.

     6.3  VENDING PRODUCTS.
          -----------------

     Host shall install the vending machines described in EXHIBIT H fully stocked with the applicable food and beverage products. Host further agrees that the food and beverages to be dispensed in all vending machines it installs at the Vending Services Locations shall consist exclusively of "name brand" merchandise, including such local brands as Stanley shall specify from time to time. Beverages shall include, but not be limited to, Pepsi Cola, Seven Up, and Snapple, of both regular and diet varieties, and such other recognized nationally-distributed brands as Stanley should specify from time to time. Coffee shall be of premium quality and satisfactory to Stanley. Crackers shall be Nabisco or Keebler brands, or such other national brands as shall be acceptable to Stanley.

     Vending machines dispensing cold food and beverages shall contain freshly prepared sandwiches, salads, desserts, fruits and juices. Host shall clearly identify the source of all such freshly prepared food. All such freshly prepared cold food and beverages shall be clearly and conspicuously labeled with the pull or expiration date. All vending machines dispensing such products shall have affixed to them a sign informing the purchaser that (i) food should not be purchased if the date of purchase is past the pull date; and (ii) refunds are available for food purchased where the date of purchase is past the pull date. The prices of such food and beverages shall be consistent with EXHIBIT H and the applicable portion of EXHIBIT F. Host may increase prices for any food or beverage item only with Stanley's prior written approval. Any request for a price increase must be accompanied by written documentation containing a market-driven justification

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for such request.  Stanley agrees that such approval shall not be unreasonably withheld. In no event, however, shall Host be entitled to any price increase during the first year of this Agreement.

     6.4  RESTOCKING OF VENDING MACHINES.
          -------------------------------

     Host shall inspect and monitor the vending machines at the Vending Services Locations and restock them with food and beverages, and coin for change (as appropriate) with the frequency necessary to ensure that there is a sufficient quantity of fresh products to adequately service the population of Stanley employees located at each Vending Services Location as set forth in EXHIBIT H. The frequency of inspection and monitoring of such machines shall, at all times, be satisfactory to Stanley.

     6.5  MAINTENANCE AND CLEANING OF VENDING MACHINES.
          ---------------------------------------------

     Host shall maintain each vending machine (including routinely calibrating all machines requiring such service) and all microwave ovens so as to ensure that all vending machines and microwave ovens remain clean, sanitary and fully operational at all times. Host shall respond (by providing qualified service personnel to the applicable Vending Services Location) to all maintenance service calls initiated by Stanley within two
(2) hours. Host shall clean and sanitize all vending machines in such manner and with such frequency so as to ensure compliance with all applicable federal, state, and local laws. In addition, Host shall provide cleaning and sanitizing services for the vending machines in accordance with the provision set forth in EXHIBIT I attached hereto and made a part hereof. Host acknowledges and agrees that the vending machines are subject, from time to time, to inspections of government health department officials, and other governmental agencies. Host shall provide copies to Stanley of any and all inspection reports immediately upon receipt thereof by Host. Host shall promptly cure to the satisfaction of Stanley any and all

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deficiencies note during any such inspection or in any such report.  Host shall also submit to Stanley, upon Stanley's request, any and all records and reports concerning the maintenance, cleaning and calibration of the vending machines.

     6.6  REFUNDS.
          --------

     Host shall refund to any purchaser of a vending machine food or beverage all monies spent by such purchaser in circumstances where the purchaser either received no product or received a product that the purchaser determined in good faith to be unsuitable due to inferior quality, spoiling or because the date of the product had extended past the product's pull date. The procedure to be followed by a purchaser to request a refund shall be developed by Host, subject to Stanley's prior written approval, shall at all times be acceptable to Stanley, and shall be conspicuously posted on or near all vending machines at each Vending Services Location.

     7.6  CASH AND CURRENCY COLLECTIONS.
          ------------------------------

     Host shall be responsible for removing and safeguarding all cash and currency from the vending machines on a regular basis. Host shall keep all cash and currency retrieved from the vending machines at the Vending Services Locations segregated from all other cash and currency, set up a separate deposit account for such cash and currency collected and deposit all such cash and currency collected into such account, and provide a monthly accounting to Stanley (in form satisfactory to Stanley) of all such cash and currency retrieved from such vending machines, and with the sales tax and bottle deposit amounts associated with the products sold in such vending machines, in each case separately listing such receipts for each machine in each location. Such accounting shall be certified as complete and accurate by Host's Chief Financial Officer. Host shall also provide Stanley each month with a copy of the monthly bank statements. Host shall hold all

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such funds in trust for the benefit of Host and Stanley until such funds are distributed to Host and Stanley as described below.

     Host shall be entitled to retain seventy-five percent (75%) of all cash and currency reflected in its accountings minus sales tax and bottle deposits as shown on such accountings, and shall remit to Stanley on a monthly basis the remaining twenty-five percent (25%) of such amount (the "Stanley Vending Payment"). In no event shall Stanley be responsible for any costs or expenses in connection with the provision of vending services under this Agreement. In no event, however, shall Stanley be entitled to any proceeds from vending sales of freshly prepared cold foods (e.g., sandwiches), of milk, or of ice cream products.

     SECTION 7.  PROVISION OF FINANCIAL STATEMENTS, RECORDS AND REPORTS;
     ----------  -------------------------------------------------------
AUDITS.
-------

     7.1 In connection with computing the Management Fee and other payments associated with Dining Services as set forth in Section 5 of this Agreement as well as the payments to Stanley required under Section 6 above, Host shall provide Stanley with the following records and reports on a monthly basis: for each Cafeteria Services Location, Catering Services Location, and Vending Services Location, a report showing sales and costs for the preceding month in sufficient detail to separately identify all elements of costs. Such reports shall also show such information on a year-to-date cumulative basis (based on Stanley's fiscal year end). Host shall submit such monthly reports no later than the twentieth (20th) calendar day or the fifteenth (15th) business day following the last day of the preceding month, whichever is earlier. Such records and reports shall be in form acceptable to Stanley and shall be certified as correct by Host's Chief Financial Officer. Host shall maintain such records, reports, and documentation for a period of at least six (6) years and shall allow Stanley, upon ten (10) day's notice, to inspect, examine, and/or audit the records of all receipts, expenses, and disbursements of Host's food service operations, and all books, accounts, memoranda, and any other documents of Host or any of its affiliates that would detail or substantiate the cost of any and all food services expenditures and/or receipts. At a minimum, any such records pertaining to the immediately preceding twelve (12) months shall be maintained on Stanley's premises at a location to be designated by Stanley.

     In addition, Host shall, at Stanley's request, provide to Stanley the following: independently reviewed or audited quarterly and annual financial statements of Host, including, without limitation, statements of financial conditions, income and cash flows, a reconciliation of net worth, a listing of all contingent liabilities, notes to financial statements and other financial information requested by Stanley, all prepared in accordance with generally accepted accounting principles by a certified public accountant. Quarterly reports shall be provided as soon as available, but no later than 45 days following the close of the quarter in question; annual reports shall be provided as soon as available, but no later than 90 days following the close of the fiscal year.

     Stanley and/or its agents or representatives shall have the right at all reasonable times after ten (10) days' prior notice to audit Host's books, records, and books of account relating to and detailing the transactions which are the subject of this Agreement. Host agrees to maintain and make available to Stanley and its agents or representatives all such Host books, records, and books of account. In the event that any such audit reveals a discrepancy of 3% or more between amounts billed to Stanley and amounts actually owed by Stanley hereunder for the period or service in question. Host shall be responsible for all costs incurred by Stanley in connection with such audit.

     SECTION 8.  OWNERSHIP OF FACILITIES; MAINTENANCE AND USE OF FACILITIES.
     ---------   -----------------------------------------------------------

     The Cafeteria Services Locations and the Catering Services Location at Stanley Conference Center as described in EXHIBIT A (the "Conference Center") shall remain the sole and exclusive property of Stanley. Host shall not make any alteration to any Cafeteria Services Location or the Conference Center without the prior written consent of Stanley. Host acknowledges that Stanley maintains a "No Smoking" policy at each Cafeteria Services Location and the Conference Center and that all Host personnel shall strictly adhere to Stanley's "No Smoking" policy.

     Stanley presently maintains and shall provide the following equipment for use by Host at each Cafeteria Services Location and the Conference
Center: food preparation and storage equipment; servery and service equipment; refrigeration equipment; ovens and grills; dishwashing equipment; and dining room furniture consisting of tables and chairs; (the "Stanley Equipment"). Subject to Host's right to use the Stanley Equipment as provided herein (and in Section 9 below), the Stanley Equipment shall remain the sole and exclusive property of Stanley. Host acknowledges and agrees that it has had an opportunity to inspect the Stanley Equipment and that the Stanley Equipment is sufficient and adequate in all respects.
Host understands and acknowledges that certain additional food service equipment will be necessary to enable Host to fully provide the Cafeteria Services, Catering Services, and Coffee Snack Cart Services and, accordingly, Host shall provide any and all other cafeteria or food handling or preparation equipment it deems necessary or appropriate for the provision of the Cafeteria Services, Catering Services, and Coffee Snack Cart Services (the "Host Equipment"). It is presently anticipated that Host will invest a total of $54,000 for the procurement of the Host Equipment, a description of which is attached hereto as EXHIBIT J.

Any and all such Host Equipment shall become the sole and exclusive property of Stanley as and when any such equipment is fully depreciated by Host or, at the option of Stanley, if and when Stanley pays Host the then-depreciated book value of the Equipment.

     Stanley shall supply as of the date hereof for use by Host at each Cafeteria Services Location and the Conference Center a stock of the following items: china, glassware, tableware, trays, and kitchen utensils (the "Stanley Smallwares"). An inventory of the Stanley Smallwares at each Cafeteria Services Location and the Conference Center shall be taken jointly by Stanley and Host as soon as practicable after the execution of this Agreement (the "Initial Smallwares Inventory"). Thereafter, Host shall maintain at all times an accurate inventory of the Stanley Smallwares (in form satisfactory to Stanley) located at each Cafeteria Services Location and the Conference Center and provide a copy of such inventory to Stanley on a quarterly basis. Host shall be required, at its sole cost and expense, to purchase such items as are needed to maintain the Initial Smallwares Inventory levels at each Cafeteria Services Location and the Conference Center.

     Stanley shall provide for the use of Host at each Cafeteria Services Location and the Conference Center office space, sanitary facilities, and lockers. Host acknowledges and agrees that it has inspected such office space, sanitary facilities and lockers and that such office space, sanitary facilities and lockers are fully acceptable to Host in their present, "As-Is" condition.

     Host shall be responsible for maintaining the dining ares(s) of each Cafeteria Services Location and the Conference Center in a clean and orderly condition at all times. Specifically, Host shall monitor each such dining area before and during service to ensure that any and all spills of food or beverages are cleaned up immediately, that tables and chairs are neatly placed, and that salt and pepper shakers and sugar dispensers are aligned.

     Host may not prepare food or beverages in any Cafeteria Services Location or the Conference Center for sale or use for any purposes other than those specified by this Agreement without the prior written consent of Stanley.

     Stanley and/or its agents or representatives shall have the right to have access at all times to the food preparation and dining facilities at the Cafeteria Services Locations and the Conference Center. Stanley agrees to provide Host, when reasonably possible, with advance notice of its intention to avail itself of access to any Cafeteria Services Location or the Conference Center and of the time and nature of such access.

     Host shall be responsible for turning off all lights, non-essential equipment, and securing each Cafeteria Services Location and the Conference Center at the end of each work day.

     In no event shall Host photograph or invite guests into any Cafeteria Services Location or the Conference Center without the prior written consent of Stanley. In addition, Host shall not post any signs or other displays at any Cafeteria Services Location or the Conference Center without the prior written consent of Stanley.

     SECTION 9.  STANLEY EQUIPMENT AND FACILITIES.
     ----------  ---------------------------------

     9.1 The Stanley Equipment will be owned by Stanley, and any replacements of the Stanley Equipment will be at Stanley's sole discretion. Stanley agrees to permit Host to use the Stanley Equipment solely to provide the Cafeteria Services and Catering Services as provided herein and in Section 1, Section 2, and Section 8 above. Host shall exercise reasonable care at all times in connection with its use of the Stanley Equipment. In no event may Host remove any Stanley Equipment from any Cafeteria Services Location or the Conference Center, or in any way alter such equipment without the prior written approval of Stanley. Stanley shall be responsible for and shall have the sole right to repair and maintain the Stanley Equipment. Host may initiate requests for repairs of the Stanley Equipment. Host shall notify Stanley in writing of any conditions with respect to the Stanley Equipment that Host knows require repair or correction in order to comply with any health or safety codes.

     Stanley shall, at its sole cost and expense, provide utilities (heat, water, gas, electricity, and air-conditioning) at each Cafeteria Services Location and the Conference Center. At the request of Stanley, Host shall use its best efforts to provide Dining Services during any interruption of utility services.

     SECTION 10.  SANITATION STANDARDS.
     -----------  ---------------------

     Host shall be responsible for ensuring that the food preparation and dining areas at the Cafeteria Services Locations and the Conference Center are at all times maintained in a clean and sanitary condition in compliance with the provisions of all applicable federal, state and local law and with Stanley's internal policies. At a minimum, Host shall: (i) clean all kitchen surfaces and equipment on a continuous basis and following each meal period; (ii) keep public areas free of hazardous conditions; (iii) adhere to sanitation regulations for warewashing including recommended water temperatures or the use of chemical sanitizers; and (iv) clean kitchen and servery floors, walls and vents to a height of eight (8) feet daily. In connection therewith, Host shall provide regular (i) cleaning of all Stanley Equipment, Host Equipment, Stanley Smallwares, kitchen, food handling, preparation and storage areas, cold storage areas, grease traps, and counter areas; (ii) laundry service for kitchen linens (uniforms, cleaning cloths, aprons, etc.); (iii) cleaning of the dining room tables and chairs; and (iv) maintenance and repair of the Host Equipment. Host shall dispose of the contents of grease traps in such receptacles and in such manner as to comply with the provisions of all applicable federal, state, and local law. Host shall keep each Cafeteria Services Location and the Conference Center free from garbage, trash, and other debris (in connection therewith, Host shall recycle as much of such garbage, trash, and debris as is practicable). In addition, Host shall provide on a regular basis dishwashing services in a sanitary manner for all non-disposable dishes, tablewares, trays, glasswares, cooking and serving equipment, and utensils used at each Cafeteria Services Location and the Conference Center.

     Notwithstanding the foregoing, however, Stanley shall, at its sole cost and expense, be responsible for (i) daily cleaning of all dining area floors (exclusive of food preparation or service areas) and for the cleaning of all dining area walls, ceilings, windows and light fixtures;
(ii) furnishing dumpsters for use by Host in locations designated by Stanley; (iii) furnishing extermination services as required; (iv) semiannual cleaning of hoods, ducts, and filters; and (v) maintaining and repairing (as needed) the Stanley Equipment (unless such repairs are necessitated through the negligent acts or omissions of Host in which case Host shall, at its sole cost and expense, provide such repairs).

     Host acknowledges and agrees that the Cafeteria Services Locations and the Conference Center are subject, from time to time, to inspections of government health department officials, fire department officials, and other governmental agencies. Host shall provide copies to Stanley of any and all inspection reports immediately upon receipt thereof by Host. Host shall promptly cure to the satisfaction of Stanley any and all deficiencies noted during any such inspection or in any such report.

     SECTION 11.  ACCESS TO FACILITIES.
     -----------  --------------------

     11.1 Stanley agrees to provide Host and its vending subcontractors with reasonable means of ingress and egress to and from the facilities in which Dining Services, Vending Services, and Office Coffee Services will be provided, including the reasonable use of Stanley-designated corridors, passageways, and loading platforms at such facilities. In no event shall Host or anyone acting by, through, or under authority of Host be entitled to use or occupy in any way any other facilities or portions thereof in which Stanley operates, or occupy any of the facilities where Dining Services, Vending Services or Office Coffee Services are provided except at such times and to provide such services as are specified under this Agreement, unless Stanley has provided its prior written consent. Host and its vending subcontractors shall comply in all respects with all Stanley policies regarding access, personnel, security, safety and confidentiality.

     Host covenants and agrees with Stanley that the provision of Dining Services, Office Coffee Services, and Vending Services hereunder shall not interfere with the ordinary operation of Stanley's business or with Stanley's ordinary use of its facilities.

     SECTION 12.  REIMBURSEMENT FOR SERVICES NOT SPECIFIED.
     -----------  ----------------------------------------

     12.1 In no event shall Stanley be required to compensate Host for any services provided by Host that are not expressly contemplated by this Agreement unless Stanley has given its prior written consent thereto.

     SECTION 13.  PERSONNEL; CONTINUITY OF SERVICE.
     -----------  --------------------------------

     13.1 Host shall be solely responsible for recruiting, hiring, training, supervising, directing, disciplining, discharging, and compensating all personnel employed by Host at the Cafeteria Services Locations, Office Coffee Services Locations, Coffee Snack Cart Locations, Catering

Services Locations, and Vending Services Locations (collectively, the "Stanley Premises"). In no event shall Stanley be responsible for supervising, directing, or compensating in any way any Host employee. Stanley shall have the continuing right to require the removal of any Host employee whom Stanley determines, in its sole and absolute discretion, to be unsatisfactory.

     13.2 All Host personnel shall wear uniforms (to be provided by Host, at its sole cost and expense, which uniforms shall be satisfactory to Stanley) at all times such personnel are at the Stanley Premises. Such uniforms shall include viable name tags, hats, hair nets, clean shirts, trousers, and aprons where appropriate.

     13.3 Notwithstanding any work stoppages or slowdowns directed at either Stanley or Host, Host shall continue to provide Dining Services, Office Coffee Services, and Vending Services as required hereunder. Notwithstanding the foregoing, however, Stanley shall have the right (but not the obligation) to provide any Dining Services, Office Coffee Services, or Vending Services at the sole cost and expense of Host in the event that Host fails or is otherwise unable to do so. Host shall notify Stanley of any anticipated failure to provide services as required hereunder as soon as Host becomes aware of any such situation.

     13.4 No Host personnel or subcontractor shall be considered to be, nor in any way hold themselves out as, employees, agents, or representatives of Stanley.

     13.5 With respect to all services to be provided pursuant to this Agreement, Host shall designate an account manager responsible for Stanley's account reasonably satisfactory to Stanley. Host shall make reasonable efforts to minimize changes in account manager. Such account manager shall have overall responsibility for Host's administration of this Agreement and for the services to be provided hereunder. Such account manager shall be available to meet on a regular basis with

Stanley's designated contact person and shall respond to Stanley questions and concerns regarding the Agreement and the services hereunder and shall, if so requested by Stanley, attend meetings regarding this Agreement and the services provided hereunder, all at no additional cost hereunder.

     SECTION 14.  LIENS
     -----------  -----

     14.1 Host shall (i) indemnify and hold harmless Stanley, its divisions and subsidiaries, from and against all laborer's, materialmen's and mechanics' liens upon Stanley's property in which Host provides food services arising out of the services or labor furnished by Host or any of its subcontractors under this Agreement and (ii) keep said property free and clear of all liens, claims and encumbrances arising from the performance of this Agreement by Host or its subcontractors.

     Host, for itself, its subcontractors, materialmen, laborers, and for all other persons performing any labor or furnishing any services or labor for the provision of food or vending services hereunder hereby waives, to the fullest extent permitted by law, all right to have filed or maintained any mechanics' or other liens or any other claims for or on account of the services or labor to be furnished hereunder.

     Host shall (i) indemnify and hold harmless Stanley from and against any security interests or liens or encumbrances that attach to or become a cloud on title to Stanley's materials and (ii) keep such material free and clear of all liens, claims and encumbrances.

     Host shall include a provision satisfying the requirements of this
Section 14 as part of any and all subcontracts issued hereunder.

     SECTION 15.  INSURANCE.
     -----------  ---------

     Host shall, at its sole cost and expense, obtain and carry throughout the term of this Agreement as a minimum the following insurance in such form and with such carriers as are satisfactory to Stanley covering the performance of this Agreement:

     * Workers' Compensation as required by statute, and Employers Liability Insurance in an amount equal to $1,000,000.

     * General Liability Insurance, including Products Liability, in which the limit of liability for injuries, including accidental death, shall be $2,000,000 for any one occurrence and $2,000,000 per person.

     * General Liability Insurance in which the limit of liability for property damage shall be $1,000,000 for any one occurrence.

     * Automobile Liability Insurance in which the limit of liability for injuries, including accidental death and property damage, shall be $1,000,000 for any one occurrence and $1,000,000 per person.

     * Umbrella Liability Insurance in which the limit of liability per occurrence shall be $5,000,000.

     * Liquor Liability Insurance in which the limit of liability per occurrence shall be $1,000,000.

     All insurance policies shall be issued by companies authorized to do business under the laws of the State of Connecticut and the State of Rhode Island (as applicable), shall be in form satisfactory to Stanley, and shall contain a provision prohibiting cancellation or reduction in coverage except upon at least thirty (30) days prior written notice sent by registered mail to Stanley and shall contain a complete waiver by the insurer of subrogation against Stanley. All such insurance policies will be primary in the event of a loss arising out of Host's performance hereunder and shall provide that where there is more than one insured, the policy will operate, except for the limits of liability, as if there was a separate policy covering each insured. Certified copies of said policies or certificates evidencing such insurance and naming Stanley and its subsidiaries, affiliates, and their respective officers, agents and employees as additional insureds shall be filed with Stanley before the execution of this Agreement.

     Host shall insert in all subcontracts issued hereunder provisions which shall conform substantially to the requirements set forth in this
Section 15.

     SECTION 16.  INDEMNIFICATION.
     ----------   ---------------

     16.1 Host shall be solely responsible for any and all loss, damage, expense or injury (including death) to persons (including employees of Host and any subcontractor) or property arising out of the performance of this Agreement, it being the intent of this Agreement to protect and indemnify Stanley from any and all loss arising out of or in connection with the services performed under this Agreement. In furtherance of the foregoing (but not by way of limitation), Host shall indemnify, defend and hold harmless Stanley and Stanley's directors, officers and employees from and against any and all liability, claim of liability, cause of action, loss, expense or damage whatsoever arising from any loss, damage, expense or injury (including death) to any person (including employees of Host and any subcontractor) or property of every type or nature relating to the performance of this Agreement or the actions of any Host employee or subcontractor.

     Host shall insert in all subcontracts issued hereunder provisions which shall conform substantially to the requirements of this Section 16.

     SECTION 17.  COMPLIANCE WITH LAW.
     -----------  -------------------

     17.1 Host shall fully comply with any federal, state, local or other applicable laws, rules, regulations, ordinances and other governmental pronouncements, including, but not limited to, all such laws, rules, regulations, ordinances and governmental pronouncements relating to the provision of food services as required hereunder, including, but not limited to, the posting of requisite notices and signs.

     Host shall comply with and give all stipulations and representations required by applicable state and federal laws. Host represents and warrants that all services provided under this Agreement shall fully comply with the provisions of the Occupational Safety and Health Act, as it may be amended from time to time, and with all regulations promulgated thereunder. Host further represents that it will comply with all provisions of federal law in connection with all employees providing services under this Agreement who are not citizens of the United States.

     Host shall insert in all subcontracts issued hereunder provisions which shall conform substantially to the requirements of this Section 17.

     SECTION 18.  ASSIGNMENT.
     -----------  ----------

     18.1 Host shall not assign this Agreement or any of its rights hereunder without the prior written consent of Stanley. In no event, however, shall Host be relieved of any liability for any acts or omission committed by any party to whom Host has assigned any of its rights or obligations hereunder.

     Stanley acknowledged that Host may subcontract the Vending Services to a third party. However, any and all such subcontracts issued hereunder by Host shall be approved in writing in advance by Stanley.

     Stanley may, at its option, assign any or all of its rights hereunder without the consent of Host and without recourse to Stanley.

     SECTION 19.  TERM AND TERMINATION.
     -----------  --------------------

     19.1 The term of this Agreement shall be from the date hereof until August 31, 2004. Unless sooner terminated as provided by Section 19.2 below, this Agreement may be renewed, upon agreement by the parties hereto, on or before the date which is one hundred and eighty (180) days prior to the expiration hereof for two additional one (1) year period(s).

     19.2 This Agreement may be terminated by Stanley at any time, with or without cause, upon the provision of thirty (30) days written notice to Host. This Agreement may be terminated by Host at any time with or without cause upon the provision of one hundred twenty (120) days written notice to Stanley.

     19.3 This Agreement may be terminated by Stanley if Host fails to cure to the satisfaction of Stanley any default hereunder after ten (10) days written notice of such default from Stanley to Host.

     19.4 Upon the expiration or termination of this Agreement, Host shall immediately (i) vacate the Stanley Premises; (ii) leave the Stanley Premises in a clean and orderly condition to the satisfaction of Stanley;
(iii) leave all Stanley Equipment, Stanley Smallwares, and any Host Equipment that has become the property of Stanley in accordance with the provisions of this Agreement in a clean, orderly, and operating condition;
(iv) remove all food and beverages from the Stanley Premises; (v) and provide Stanley with closing reports of all services rendered under this Agreement from the beginning of the month in which the Agreement expired or was terminated up to and including the last day any services were provided hereunder.

     19.5 TERMINATION ASSISTANCE: The foregoing paragraph notwithstanding, in anticipation of and, if so requested by Stanley, for a reasonable period of time following any expiration or earlier termination hereof, Host shall cooperate with and render assistance to Stanley and such third parties as Stanley may identify, to enable the orderly transfer and conversion of processes, records, procedures and the like in connection with the provision of the services to be provided hereunder or their equivalent by such third party or parties as Stanley may designate or by Stanley itself following such expiration or termination. Such assistance shall be rendered to Stanley with no price increase and no decrease in the level of service unless otherwise agreed by the parties.

     SECTION 20.  WARRANTIES.
     ----------   ----------

     20.1 Host represents and warrants to Stanley that Host is experienced and well-skilled in the services it is required to provide hereunder and acknowledges that Stanley is relying upon Host to impart that experience in the performance of its duties hereunder.

     20.2 Host represents and warrants to Stanley that Host is a corporation duly organized and validly existing under the laws of the State of Delaware and has full power to conduct its business as currently conducted and contemplated hereunder and to execute, deliver, and perform its obligations under this Agreement. All necessary action has been taken to enable Host to execute and deliver this Agreement and perform its obligations hereunder.

     SECTION 21.  PERMITS AND LICENSES.
     -----------  --------------------

     Host shall, at its sole cost and expense, obtain, maintain, and display in prominent locations designated by Stanley any and all necessary permits and licenses required by federal, state, or local authorities for the provision of the food services required by this Agreement.

     SECTION 22.  STATUS OF PARTIES; CONFIDENTIALITY.
     -----------  ----------------------------------

     22.1 The relationship between Stanley and Host shall be solely that of independent contractors, and nothing herein contained shall be construed as creating any other relationship. Neither Host or any of Host's employees or agents shall have any authority, power or right to bind or obligate Stanley in any way, manner or thing whatsoever.

     22.2 All confidential information disclosed in writing by one party to the other and labeled as confidential will remain the exclusive property of the disclosing party, and will be used by the receiving party only in furtherance of the purposes of this Agreement. Each party will maintain procedures to maintain the integrity of such confidential information of the other at least equal to those that the receiving party would use to protect its own confidential information. This Section 22 does not cover information that is or becomes public knowledge, that is already known to the receiving party, or that is lawfully made available to the receiving party by a third party. At the termination or expiration of this Agreement, all confidential information shall be returned to the disclosing party except for one archival copy. The obligations of this Section 22 shall survive the expiration or termination of this Agreement.

     SECTION 23.  TAXES.
     -----------  -----

     23.1 Host shall be solely responsible for the collection and payment to all applicable federal, state, or local governmental authorities, of all sales, transfer, value-added and use taxes, fees, and charges associated with the provision and sale of the food services as contemplated hereunder.

     SECTION 24.  NON-WAIVER OF DEFAULTS.
     -----------  ----------------------

     Any failure by Stanley at any time, or from time to time, to enforce as required the strict keeping and performance of any of the terms or conditions of this Agreement shall not constitute a waiver of such terms or conditions in any way, or the right of Stanley at any time to avail itself of such remedies as it may have for any breach or breaches of such terms or conditions.

     SECTION 25.  MERGER OF NEGOTIATIONS.
     -----------  ----------------------

     25.1 The terms and provisions herein contained together with the exhibits attached hereto constitute the entire agreement between the parties and shall supersede all previous communications, representations or agreements, either oral or written, between the parties hereto with respect to the subject matter hereof, including without limitation, any discussion outlines, letters of intent or the Host Proposal.

     25.2 In the event of any conflict between the terms and provisions of this Agreement and those of the RFP, the terms and provisions of this Agreement shall control as to the respective rights, duties, obligations, and liabilities of Host and Stanley.

     SECTION 26.  MISCELLANEOUS.
     -----------  -------------

     26.1 If any dispute occurs between the parties, arising out of or relating to this Agreement or the respective rights and responsibilities hereunder, the matter shall be settled and determined by arbitration under the then current rules of the America Arbitration Association. The decision and award of the arbitrator shall be final and binding and any award so rendered may be entered in any court having jurisdiction thereof. The arbitration shall be held and the award shall be deemed to be made in the city of Hartford, Connecticut.

     26.2 This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective beneficiaries, representatives, successors and assigns of the parties hereto.

     26.3 The Services supplied hereunder (including without limitation any equipment used in connection with such Services and the process which insures that the overall Service can be performed to applicable standards) are and will continue to be "Year 2000 Compliant." For the purposes of this Agreement. "Year 2000 Compliant" means that neither performance nor functionality of the services hereunder is or will be affected by processing of dates prior to, during, and after January 1, 2000. Specifically, no value for dates will cause any interruption in operations; date-based functionally will behave consistently for dates prior to, curing and after January 1, 2000; in all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules; and the year 2000 must be recognized as a leap year.

     26.4 Neither party shall issue any press release or make any public statement or make any official announcement to the press or the public regarding this Agreement or its subject matter without the prior written consent of the other party, which consent may be withheld in such party's sole discretion..

     26.5 Notices under this Agreement shall be sent by U.S. mail, first class postage prepaid, or by hand delivery, properly addressed to:

     If to Stanley:

                    The Stanley Works
                    1000 Stanley Drive,
                    New Britain, Connecticut
                    Attn: Vice President of Human Resources

     With a copy to:
                    The Stanley Works
                    1000 Stanley Drive,
                    New Britain, Connecticut
                    Attn: Manager, Employee Services

     With a copy to:

                    The Stanley Works
                    1000 Stanley Drive,
                    New Britain, Connecticut

                    Attn: General Counsel

     If to Host:

                    Host America Corporation
                    Two Broadway
                    Hamden, Connecticut 06518-2697
                    Attn: Geoffrey Ramsey, President

     26.6 Wherever used, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

     26.7 This Agreement may be amended only by a writing signed by all of the parties. The terms of this Agreement shall govern over terms of any Buyer's Order or Seller's quotation pertaining to the subject matter hereof.

     26.8 The captions and headings used in this Agreement are for convenience of reference only and shall not be construed as limitations or expansions upon the text to which they refer.

     26.9 This Agreement may be executed in one or more counterparts, each of which shall be an original instrument and all of which together shall constitute one and the same instrument.

     26.10 In the event that any provision hereof shall be deemed to be invalid and unenforceable in any context, such invalidity r unenforceability shall affect only the particular provision in the particular context and shall not have an effect upon the remaining provisions hereof, or the application of the challenged provision in any other context.

     26.11 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut without regard to application of its conflicts of laws principles.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

WITNESS:



/s/                                THE STANLEY WORKS
-------------------------------


Mgr. Employee Services             By  /s/
-------------------------------       -------------------------------

                                   Its      VP HR
                                       -------------------------------


/s/                                HOST AMERICA CORPORATION
-------------------------------

                                   By /s/ GEOFFREY RAMSEY
                                     -------------------------------
Director of Marketing
-------------------------------
                                   Its President & CEO
                                      ------------------------------









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